                                                                     EXHIBIT 2.1

--------------------------------------------------------------------------------
                          AGREEMENT AND PLAN OF MERGER
--------------------------------------------------------------------------------



                                  By and Among


                        Standard Management Corporation,
                             an Indiana corporation,

                 Precision Health Care Acquisition Corporation,
                            a Tennessee corporation,

                                       and

                           Precision Healthcare, Inc.,
                            a Tennessee corporation,

                                       and

                             Krista K. Trespalacios,

                               Teresa Fox-Morgan,

                               Robert R. Buehler.

                                       and

                              Jose A. Trespalacios


--------------------------------------------------------------------------------
                               Dated July 28, 2005
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS; CONSTRUCTION...................................1

   1.1      Definitions................................................1
   1.2      Construction...............................................8

ARTICLE II  THE MERGER.................................................9

   2.1      The Merger.................................................9
   2.2      Conversion of Equity Securities............................9
   2.3      Earn-Out..................................................10
   2.4      Working Capital Adjustment................................12
   2.4      Closing of Transfer Records...............................14
   2.5      Exchange of Certificates..................................14
   2.6      Shareholders' Representative..............................14

ARTICLE III  THE CLOSING..............................................14

   3.1      Closing...................................................14
   3.2      Closing Deliveries of Parent and Merger Sub...............15
   3.3      Closing Deliveries of Shareholders........................15

ARTICLE IV  SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES..............17

   4.1      Organization..............................................17
   4.2      Authorization.............................................17
   4.3      Validity; Binding Effect..................................17
   4.4      Noncontravention..........................................18
   4.5      Capital Structure.........................................18
   4.6      Financial Statements......................................18
   4.7      Title to and Sufficiency of Assets........................20
   4.8      Tax Matters...............................................20
   4.9      Litigation; Claims........................................21
   4.10     Legal Compliance..........................................21
   4.11     Environmental Laws and Regulations........................23
   4.12     Permits...................................................23
   4.13     Material Contracts........................................23
   4.14     Labor and Employment Matters..............................25
   4.15     Employee Benefits.........................................25
   4.16     Intellectual Property.....................................26
   4.17     Affiliate Transactions....................................26
   4.18     Broker's Fees.............................................26
   4.19     Warranty..................................................26
   4.20     Disclosure................................................26
   4.21     Knowledge.................................................27

ARTICLE V PARENT'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES....27

   5.1      Organization..............................................27

   5.2      Authorization.............................................27
   5.3      Validity; Binding Effect..................................27
   5.4      Noncontravention..........................................27
   5.5      Broker's Fees.............................................27
   5.6      Standard Management Shares................................27
   5.7      Reports to Shareholders:  Adverse Changes.................28
   5.8      Consents..................................................28
   5.9      Legal Proceedings.........................................29

ARTICLE VI  INDEMNIFICATION...........................................29

   6.1      Indemnification by Shareholders...........................29
   6.2      Indemnification by Merger Sub.............................29
   6.3      Limitations on Indemnity..................................29
   6.4      Third Party Claims........................................30

ARTICLE VII  ADDITIONAL COVENANTS.....................................31

   7.1      General...................................................31
   7.2      Noncompetition and Nonsolicitation........................31
   7.3      Piggy-back Registration Rights............................32
   7.4      Reports Under Securities Exchange Act of 1934.............36
   7.5      Sale of Standard Management Shares........................36
   7.6      Indebtedness; Affiliate Payables..........................37

ARTICLE VIII  MISCELLANEOUS...........................................37

   8.1      Assignment................................................37
   8.2      Notices...................................................37
   8.3      Expenses; Attorneys' Fees.................................39
   8.4      Governing Law; Forum......................................40
   8.5      Partial Invalidity........................................40
   8.6      Execution in Counterparts; Facsimile Signatures...........40
   8.7      Entire Agreement; Amendments and Waivers..................41

Exhibits

            Exhibit A                  Form of Escrow Agreement
            Exhibit B                  Form of Grant Agreements
            Exhibit C                  Form of Release
            Exhibit D                  Form of Employment Agreements
            Exhibit E                  Form of Non-Competition Agreement
            Exhibit F                  Special Indemnity Matters
            Exhibit G                  Other Indemnity Matters
            Exhibit H                  Non-Competition Territory
            Exhibit I                  Registration Rights Agreements

Schedules

            Schedule 4.1(a)            Foreign Qualifications
            Schedule 4.1(b)            Company Locations
            Schedule 4.4               Noncontravention
            Schedule 4.5               Capitalization
            Schedule 4.6(a)            Financial Statements
            Schedule 4.6(b)            Undisclosed Liabilities
            Schedule 4.7(a)            Real Property/Leaseholds
            Schedule 4.7(b)            Permitted Liens
            Schedule 4.8               Tax Matters
            Schedule 4.9               Litigation; Claims
            Schedule 4.10(d)           Medicare/Medicaid Reports
            Schedule 4.10(f)           Health Care Compliance Matters
            Schedule 4.11              Environmental Matters
            Schedule 4.12              Permits
            Schedule 4.13              Material Contracts
            Schedule 4.14              Labor and Employment Matters
            Schedule 4.15              Employee Benefits
            Schedule 4.16              Intellectual Property
            Schedule 4.17              Affiliate Transactions
            Schedule 4.18              Broker's Fees
            Schedule 4.19              Warranties
            Schedule 5.9               Parent/Merger Sub Litigation

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of July 28, 2005 by and among Standard Management Corporation, an Indiana corporation ("Parent"), Precision Health Care Acquisition Corporation, a Tennessee corporation ("Merger Sub"), Precision Healthcare, Inc., a Tennessee corporation (the "Company"), Jose A. Trespalacios, as Voting Trustee ("Voting Trustee") under the Voting Trust Agreement, dated as of March 1, 2005 (the "Voting Trust Agreement"), by and between Jose A. Trespalacios ("Mr. Trespalacios") and Krista K. Trespalacios ("Ms. Trespalacios"), Teresa Fox-Morgan ("Morgan"), and Robert R. Buehler ("Buehler") (Voting Trustee, Morgan and Buehler, each a "Shareholder" and collectively, the "Shareholders"), Ms. Trespalacios, individually, and Jose A. Trespalacios, individually, for the limited provisions set forth on the signature page hereto,

                                WITNESSETH THAT:

         WHEREAS, Mr. Trespalacios owned 700 common shares of the Company until March 1, 2005, when he transferred all 700 common shares to Ms. Trespalacios pursuant to the divorce settlement agreement by and between Mr. Trespalacios and Ms. Trespalacios, dated March 1, 2005; and

         WHEREAS, in connection with the settlement of their divorce, Mr. Trespalacios and Ms. Trespalacios entered into the Voting Trust Agreement, pursuant to which title to all such 700 common shares was transferred into the name of Mr. Trespalacios, as Voting Trustee, with Ms. Trespalacios retaining such rights and benefits with respect to such 700 common shares as is set forth in the Voting Trust Agreement; and

         WHEREAS, Morgan owns 200 common shares of the Company, and Buehler owns 100 common shares of the Company; and

         WHEREAS, the Shareholders are the sole shareholders of the Company, and collectively own all of the issued and outstanding common shares of the Company; and

         WHEREAS, the parties hereto desire to cause Merger Sub to be merged with and into the Company, with the Company surviving such merger (the "Merger"), all on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

         1.1 Definitions. All initially-capitalized terms used in this Agreement shall have the meanings given to such terms in this Section 1.1 below:

         "Accounts Receivable" has the meaning ascribed to it in Section 4.6(d) of this Agreement.

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

         "Aggregate Adjustment Amount" means an amount equal to the difference between Closing Date Working Capital and Base Working Capital. If Closing Date Working Capital exceeds Base Working Capital, the Aggregate Adjustment Amount shall be a positive number. If Base Working Capital exceeds Closing Date Working Capital, the Aggregate Adjustment Amount shall be a negative number.

         "Agreement" means this Agreement and Plan of Merger, executed by the parties hereto on the date set forth above.

         "Average Price" has the meaning ascribed to it in Section 7.5(b) of this Agreement.

         "Base Working Capital" means an amount equal to the positive difference between Current Assets and Current Liabilities, as of the close of business on June 30, 2005.

         "Benefit Plan" has the meaning ascribed to it in Section 4.15.

         "Buehler" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Carve-Out Claims" has the meaning ascribed to it in Section 6.3(a).

         "Closing" means the time at which the parties hereto consummate the Merger.

         "Closing Date" means the date on which the Closing actually occurs.

         "Closing Date Balance Sheet" has the meaning ascribed to it in Section
2.4 of this Agreement.

         "Closing Date Working Capital" means an amount equal to the difference between Current Assets and Current Liabilities as of the close of business on July 31, 2005. If Current Assets exceed Current Liabilities, Closing Date Working Capital shall be a positive number. If Current Liabilities exceed Current Assets, Closing Date Working Capital shall be a negative number.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Competing Business" has the meaning ascribed to it in Section 7.2(a) of this Agreement.

         "Current Assets" means all current assets of the Company (or of the Surviving Corporation, as applicable), other than accounts receivable aged more than 180 days.

         "Current Liabilities" means all current liabilities of the Company (or of the Surviving Corporation, as applicable), including the accrual of all employee vested obligations.

         "Earn-Out Amount" has the meaning ascribed to it in Section 2.3(a) of this Agreement.

         "Earn-Out Dispute Notice" has the meaning ascribed to it in Section 2.3(b) of this Agreement.

         "Earn-Out Dispute Period" has the meaning ascribed to it in Section 2.3(b) of this Agreement.

         "Earn-Out Position Statement" has the meaning ascribed to it in Section 2.3(e) of this Agreement.

         "Earn-Out Post-Closing Delivery" has the meaning ascribed to it in
Section 2.3(a) of this Agreement.

         "Earn-Out Post-Closing Delivery Period" has the meaning ascribed to it in Section 2.3(a) of this Agreement.

         "Earn-Out Resolution Period" has the meaning ascribed to it in Section 2.3(d) of this Agreement.

         "EBITDA" means for the 2005 calendar year the Surviving Corporation's net income before payment of the Earn-Out Amount for such 12-month period determined in accordance with GAAP after adding back (i) any interest expense,
(ii) any income tax expense, (iii) any depreciation expense, (iv) any amortization expense; (v) Pre-Closing Company Transaction Expenses incurred by the Company that would otherwise be deducted in calculating the Surviving Corporation's net income for calendar year 2005; and (vi) those certain monthly payments of $8,000 each made by the Company to Drugcloud, LLC during 2005 prior to Closing; provided, however, that no amount shall be added back to or deducted from net income more than once.

         "EBITDA Target" has the meaning ascribed to it in Section 2.3(a) of this Agreement.

         "Effective Time" means the later of the effective times set forth in the certified copies of the articles of merger issued by the Tennessee Secretary of State with respect to the Merger.

         "Environmental Laws" means all Laws concerning pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Material.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any member of a controlled group of corporations under Section 414(b) of the Code of which the Company is or was a member, and any trade or business (whether or not incorporated) who is or was under common control with the Company under Section 414(c) of the Code, and all other entities which together with the Company are or were prior to the date hereof treated as a single employer under Section 414(m) or 414(o) of the Code.

         "Escrow Agent" has the meaning ascribed to it in Section 2.2(a) of this Agreement.

         "Escrow Agreement" has the meaning ascribed to it in Section 2.2(a) of this Agreement.

         "Financial Statements" has the meaning ascribed to it in Section 4.6(a) of this Agreement.

         "GAAP" means Generally Accepted Accounting Principles in the United States of America, consistently applied.

         "GLB" has the meaning ascribed to it in Section 4.10(g).

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use of Hazardous Material in, on, under, about or from any of the real estate owned, used or leased by the Company or any part thereof and any other act, business, operation or thing that violates any Environmental Law, or increases the danger, or risk of danger, or poses an unreasonable risk of harm, to Persons or property.

         "Hazardous Material" means any substance, material or waste which is or will foreseeably be regulated by any governmental authority, including any material, substance or waste defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," contaminant," toxic waste" or "toxic substance" under any provision of Environmental Law, including lead paint, petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

         "HIPAA" has the meaning ascribed to it in Section 4.10(g).

         "Indebtedness" means any and all liabilities and obligations of the Company as of the Closing but immediately prior to the Effective Time (i) for the repayment of borrowed money (whether owed to lenders, affiliates or any other Person), including amounts owed in respect of principal, interest, fees, charges, premiums and prepayment penalties, or (ii) for Pre-Closing Company Transaction Expenses; provided, however, that the term "Indebtedness" shall not include the accounts payable or any capital leases of the Company.

         "Indemnified Party" has the meaning ascribed to it in Section 7.3(g) of this Agreement.

         "Indemnified Person" has the meaning ascribed to it in Section 6.4(a) of this Agreement.

         "Indemnifying Party" has the meaning ascribed to it in Section 7.3(g) of this Agreement.

         "Indemnifying Person" has the meaning ascribed to it in Section 6.4(a) of this Agreement.

         "Independent Accountants" has the meaning ascribed to it in Section 2.3(e) of this Agreement.

         "Intellectual Property" has the meaning ascribed to it in Section 4.16.

         "Interim Balance Sheet" has the meaning ascribed to it in Section 4.6(a) of this Agreement.

         "IRS" means the Internal Revenue Service.

         "Labor and Employment Law" means all Laws relating to employment practices, terms and conditions of employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits and collective bargaining, the payment of social security and similar taxes, unemployment compensation, workers compensation and occupational safety and health.

         "Law" means all laws, statutes, rules, regulations, ordinances, codes, bulletins, opinions, decisions, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local and foreign governments (and all agencies thereof).

         "Liens" means any and all liens, security interests, mortgages, easements, restrictions, encumbrances, pledges, conditional sales contracts, or other similar conflicting ownership or security interest in favor of any Person.

         "Losses" has the meaning ascribed to it in Section 6.1.

         "Medicare Laws" means any and all Laws applicable to reimbursement by Medicare, Medicaid or any other governmental healthcare program for services or items rendered by the Company, including all federal and state laws relating to the referral of patients to the Company's business.

         "Merger" has the meaning ascribed to it in the second recital of this Agreement.

         "Merger Sub" has the meaning ascribed to in the introductory paragraph of this Agreement.

         "Minimum Share Value" means three dollars and twenty-eight cents
($3.28).

         "Morgan" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Mr. Trespalacios" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Ms. Trespalacios" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Multiemployer Plan" means a plan as defined in ERISA Section 4001(a)(3) to which Company or any ERISA Affiliate of Company is making or accruing an obligation to make contributions or has made or accrued an obligation to make contributions.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Notice" has the meaning ascribed to it in Section 8.2 of this Agreement.

         "Notice Party" has the meaning ascribed to it in Section 8.2 of this Agreement.

         "Order" has the meaning ascribed to it in Section 4.9 of this Agreement.

         "Parent" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Payor" has the meaning ascribed to it in Section 4.10(d) of this Agreement.

         "Pension Plan" means an employee pension benefit plan, as defined in ERISA Section 3(2), other than a Multiemployer Plan, which is covered by Title IV of ERISA and which either (i) is maintained by the Company and/or any ERISA Affiliate of the Company for employees of such Person, or (ii) has at any time preceding the date hereof been maintained by the Company and/or any ERISA Affiliate of the Company for employees of such Person.

         "Per Share Value" means, with respect to the Standard Management Shares an amount equal to the greater of (i) the average per-share closing price of a Standard Management Share determined over the 10 trailing days immediately preceding the date which is two days prior to the Closing Date, or (ii) the Minimum Share Value.

         "Permit" has the meaning ascribed to such term in Section 4.12 of this Agreement.

         "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, company or other entity or any governmental authority.

         "PHI" has the meaning ascribed to it in Section 4.10(g) of this Agreement.

         "Plan" means the Standard Management Corporation 2002 Stock Incentive Plan as established by Parent and amended from time to time.

         "Pre-Closing Company Transaction Expense" means all fees and expenses incident to the transactions contemplated by this Agreement and which are incurred by or are for the account of the Company or the Shareholders' Representative, including without limitation, fees and expenses payable to their representatives (including any attorneys', broker's or finder's fees), in respect of services performed on or before the Closing Date, whether or not such expenses have accrued or have been billed or become due prior to Closing and all amounts payable to consultants or others arising out of or relating to the transactions contemplated by this Agreement in respect of services performed on or before the Closing Date.

         "Pro-Rata" means with respect to a Shareholder in respect of his or her shares of common stock of the Company, the number of shares of common stock held by such Shareholder immediately prior to the Effective Time, in proportion to the total number of shares of common stock of the Company issued and outstanding immediately prior to the Effective Time, and for purposes of clarity shall mean for each of the Shareholders, the following percentages: (i) for Voting Trustee, 70%, (ii) for Morgan, 20%, and (iii) for Buehler, 10%.

         "Registrable Shares" shall mean the Standard Management Shares issued in accordance with this Agreement, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when
(i) a registration statement under the 1933 Act covering such securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement, (ii) such securities have been sold to the public without registration in accordance with Rule 144 (or any similar provisions then in force) under the 1933 Act, or (iii) in the reasonable opinion of counsel for Parent, all of the Registrable Securities may be sold without restriction under Rule 144(k).

         "Report" has the meaning ascribed to it in Section 4.10(d) of this Agreement.

         "Restrictions" means any and all liens, restrictions, restrictions on transfer, options, pledges, voting agreements, rights of first refusal, tag-along, co-sale or other rights, licenses, security interests, claims, charges or encumbrances of any kind or nature whatsoever.

         "SEC" means the United States Securities and Exchange Commission.

         "Section 7.3 Indemnified Person" has the meaning ascribed to it in
Section 7.3(g) of this Agreement.

         "Shareholder" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Shareholders' Representative" has the meaning ascribed to it in
Section 2.6 of this Agreement.

         "Standard Management Shares" means common shares of Parent, no par value.

         "Surviving Corporation" means the Company, immediately following the Effective Time of the Merger.

         "Tennessee Law" means the Tennessee Business Corporation Act.

         "Third-Party Claim" has the meaning ascribed to it in Section 6.4(a) of this Agreement.

         "Voting Trust Agreement" has the meaning ascribed to it in the introductory paragraph to this Agreement.

         "Voting Trustee" has the meaning ascribed to it in the introductory paragraph to this Agreement.

         "Working Capital Dispute Notice" has the meaning ascribed to it in
Section 2.4(b) of this Agreement.

         "Working Capital Dispute Period" has the meaning ascribed to it in
Section 2.4(b) of this Agreement.

         "Working Capital Position Statement" has the meaning ascribed to it in
Section 2.4(d) of this Agreement.

         "Working Capital Post-Closing Delivery" has the meaning ascribed to it in Section 2.4(a) of this Agreement.

         "Working Capital Resolution Period" has the meaning ascribed to it in
Section 2.4(c) of this Agreement.

         1.2 Construction.

                  (a) The meanings of terms defined herein are equally applicable to the singular and plural of such defined terms.

                  (b) The headings of articles and sections to this Agreement are provided for convenience only and will not affect the construction or interpretation hereof.

                  (c) This Agreement and all Exhibits and Schedules hereto are a result of negotiations among the parties hereto. Accordingly, neither this Agreement nor any Exhibit or Schedule hereto shall be construed against any party hereto because of its or its counsel's involvement in its preparation.

                                   ARTICLE II
                                   THE MERGER

                  2.1 The Merger.

                  (a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the Tennessee Law, concurrently herewith, the parties hereto shall cause Merger Sub to be merged with and into the Company. The parties shall so cause the Merger to occur by filing with the Tennessee Secretary of State articles of merger executed in accordance with the relevant provisions of the Tennessee Law and by making all other filings or recordings required thereby to effect the Merger. As a result of the Merger, and at the Effective Time, the separate corporate existence of Merger Sub will cease and the Company will continue to survive the Merger. As a result of the Merger, the Company will succeed to and assume all of the rights and obligations of Merger Sub in accordance with the Tennessee Law. The Merger will also have such other effects as are set forth and described in the Tennessee Law.

                  (b) The officers and directors of Merger Sub at the Effective Time shall become the officers and directors of the Surviving Corporation and continue as such until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal. Morgan shall initially be President, and Buehler shall initially be Vice President, of the Surviving Corporation.

                  (c) The Articles of Incorporation and By-Laws of Merger Sub at the Effective Time shall become the Articles of Incorporation and By-Laws of the Surviving Corporation and shall continue as such until altered, amended or repealed; provided, however, that the Articles of Incorporation of the Surviving Corporation shall be amended to change the name of the Company, immediately following the Effective Time, to "Precision Healthcare, Inc."

         2.2 Conversion of Equity Securities. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company:

                  (a) Each common share of the Company owned by Voting Trustee immediately prior to the Effective Time shall be cancelled and all of such common shares, in the aggregate, shall be converted into the right to receive
(i) $350,000 in Standard Management Shares based upon the Per Share Value, (ii) $1,390,000 in immediately available funds, which all such shares and funds (other than $225,000 of such funds) shall be deposited at Closing into an escrow account with Karp & Genauer, P.A. (the "Escrow Agent") to be held pursuant to an Escrow Agreement, in the form attached hereto as Exhibit A (the "Escrow Agreement"), (iii) a Pro-Rata portion of the Earn-Out Amount (if any), as set forth in Section 2.3 below, and (iv) a Pro-Rata portion of a positive Aggregate Adjustment Amount (if any), as set forth in Section 2.4.

                  (b) Each common share of the Company owned by Morgan immediately prior to the Effective Time shall be cancelled and all of such common shares, in the aggregate, shall be converted into the right to receive
(i) $433,000 in Standard Management Shares based upon the Per Share Value, (ii) $196,000 in immediately available funds, payable at the Closing to an account designated by Morgan, (iii) a Pro-Rata portion of the Earn-Out Amount (if any), as set forth in Section 2.3 below, and (iv) a Pro-Rata portion of a positive Aggregate Adjustment Amount (if any), as set forth in Section 2.4.

                  (c) Each common share of the Company owned by Buehler immediately prior to the Effective Time shall be cancelled and all of such common shares, in the aggregate, shall be converted into the right to receive
(i) $217,000 in Standard Management Shares based upon the Per Share Value, (ii) $108,000 in immediately available funds, payable at the Closing to an account designated by Buehler, (iii) a Pro-Rata portion of the Earn-Out Amount (if any), as set forth in Section 2.3 below, and (iv) a Pro-Rata portion of a positive Aggregate Adjustment Amount (if any), as set forth in Section 2.4.

                  (d) Each common share of the Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

                  (e) Each common share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one common share of the Surviving Corporation.

         Notwithstanding anything to the contrary set forth in this Agreement, all cash amounts payable to the Shareholders under this Section 2.2 shall be reduced on a Pro-Rata basis by the amounts to be paid by the Company prior to or simultaneous with the Closing in accordance with Section 7.6.

         2.3 Earn-Out.

                  (a) On or before the 75th day following the expiration of the calendar year 2005 (the "Earn-Out Post-Closing Delivery Period"), the Surviving Corporation shall deliver to each Shareholder copies of the Surviving Corporation's year-end financial statements for calendar year 2005 and a calculation of EBITDA for calendar year 2005 (the "Earn-Out Post-Closing Delivery"). If the Surviving Corporation's EBITDA for calendar year 2005 is $600,000 or more (the "EBITDA Target"), the Shareholders shall be entitled to receive their respective Pro-Rata portions of $500,000 (the "Earn-Out Amount"), as more fully set forth in this Section 2.3. If the Surviving Corporation's EBITDA for calendar year 2005 is less than $600,000, the Shareholders shall not be entitled to the Earn-Out Amount (or any portion thereof). If the Surviving Corporation fails to deliver to each Shareholder the Earn-Out Post-Closing Delivery on or before the tenth (10th) business day after the expiration of the Earn-Out Post-Closing Delivery Period, the EBITDA Target shall be deemed to have been met and the Shareholders shall entitled to receive their Pro-Rata portions of the Earn-Out Amount in accordance with Section 2.3(f) hereof. In no event shall any Shareholder be required to make a payment to the Surviving Corporation or any other party in the event that, and solely as a result of the fact that, the EBITDA Target has not been met.

                  (b) The Shareholders' Representative (for and on behalf of the Shareholders) shall have thirty (30) days from the date the Surviving Corporation makes the Earn-Out Post-

Closing Delivery (such period, the "Earn-Out Dispute Period") to notify the Surviving Corporation, in writing, as to whether the Shareholders' Representative agrees or disagrees with the Earn-Out Post-Closing Delivery (such written notice, the "Earn-Out Dispute Notice"). During the Earn-Out Dispute Period, the Shareholders' Representative and her accountants shall be permitted to review (during regular business hours and upon reasonable prior notice) the working papers of the Surviving Corporation and (where applicable) the Surviving Corporation's accountants relating to the matters set forth in the Earn-Out Post-Closing Delivery.

                  (c) If the Shareholders' Representative fails to deliver an Earn-Out Dispute Notice to the Surviving Corporation during the Earn-Out Dispute Period, the Earn-Out Post-Closing Delivery as delivered by the Surviving Corporation shall be deemed to be final and correct and shall be binding upon each of the parties hereto.

                  (d) If the Shareholders' Representative delivers an Earn-Out Dispute Notice to the Surviving Corporation during an Earn-Out Dispute Period, the Shareholders' Representative and the Surviving Corporation shall, for a period of forty-five (45) days from the date the Earn-Out Dispute Notice is delivered to the Surviving Corporation (such period, the "Earn-Out Resolution Period"), use their respective best efforts to amicably resolve the items in dispute. Any items so resolved by the parties shall be deemed to be final and correct as so resolved and shall be binding upon each of the parties hereto.

                  (e) If the Shareholders' Representative and the Surviving Corporation are unable to resolve all of the items in dispute during the Earn-Out Resolution Period, then Shareholders' Representative or the Surviving Corporation may refer the items remaining in dispute to Deloitte & Touche (the "Independent Accountants"), which the Company and the Parent both represent is independent of their interests. Such referral shall be made in writing to the Independent Accountants, copies of which shall concurrently be delivered to the non-referring party hereto. The referring party shall furnish the Independent Accountants, at the time of such referral, with the Earn-Out Post-Closing Delivery and the Earn-Out Dispute Notice. The parties shall also furnish the Independent Accountants with such other information and documents as the Independent Accountants may reasonably request in order for them to resolve the items in dispute. The parties hereto shall also, within ten (10) days of the date the items in dispute are referred to the Independent Accountants, provide the Independent Accountants with a written notice (a "Earn-Out Position Statement") describing in reasonable detail their respective positions on the items in dispute (copies of which will concurrently be delivered to the other party hereto). If any party fails to timely deliver its Earn-Out Position Statement to the Independent Accountants, the Independent Accountants shall resolve the items in dispute solely upon the basis of the information otherwise provided to them. The Independent Accountants shall resolve all disputed items in a written determination to be delivered to each of the parties hereto within forty-five (45) days after such matter is referred to them; provided, however, that any delay in delivering such determination shall not invalidate such determination or deprive the Independent Accountants of jurisdiction to resolve the items in dispute. The decision of the Independent Accountants as to the items in dispute shall be final and binding upon the parties hereto and shall not be subject to judicial review or arbitration. The fees and expenses of the Independent Accountants incurred in the resolution of any items in dispute shall be determined by the Independent Accountants and set forth in their report and shall be allocated and paid by the Shareholders, on one hand, and the Surviving Corporation, on the other hand, in inverse proportion to the extent they prevailed on the items in dispute.

                  (f) Once there is a final determination with respect to the Earn-Out Post-Closing Delivery, if such final determination results in the Surviving Corporation owing the Earn-Out Amount to the Shareholders (whether through failure of the Surviving Corporation to timely deliver the Earn-Out Post-Closing Delivery, failure of the Shareholders' Representative to timely deliver an Earn-Out Dispute Notice, agreement of the parties, or determination of the Independent Accountants), the Surviving Corporation shall pay each Shareholder within thirty (30) days of such final determination their respective Pro-Rata portion of the Earn-Out Amount in immediately available funds and Standard Management Shares in the same proportion of cash and stock as such Shareholder received at the Closing; provided that Voting Trustee's Pro-Rata portion of the Earn-Out Amount (including both cash and stock) shall be paid to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement.

                  (g) During the period from the Closing through December 31, 2005, Parent shall cause the Surviving Corporation to operate its business in the ordinary course and usual course consistent with past practices and will not cause EBITDA to be artificially reduced by virtue of expenses that were not consistent with past practices or accelerated expenses or delayed income.

         2.4 Working Capital Adjustment.

                  (a) As promptly as reasonably practicable after the Closing Date, and in any event not later than sixty (60) days after the Closing Date, the Surviving Corporation shall prepare and deliver to the Shareholders' Representative (such delivery, the "Working Capital Post-Closing Delivery"):

                  (i) a balance sheet of the Company (without giving effect to the consummation of the transactions contemplated hereby) prepared as of the close of business on July 31, 2005 in accordance with GAAP (the "Closing Date Balance Sheet"); and

                  (ii) a calculation of the Closing Date Working Capital and the Aggregate Adjustment Amount.

                  (b) The Shareholders' Representative (for and on behalf of the Shareholders) shall have thirty (30) days from the date the Surviving Corporation makes the Working Capital Post-Closing Delivery (such period, the "Working Capital Dispute Period") to notify the Surviving Corporation, in writing, as to whether the Shareholders' Representative agrees or disagrees with the Working Capital Post-Closing Delivery (such written notice, the "Working Capital Dispute Notice"). During the Working Capital Dispute Period, the Shareholders' Representative and his or her accountants shall be permitted to review (during regular business hours and upon reasonable prior notice) the working papers of the Surviving Corporation and (where applicable) the Surviving Corporation's accountants relating to the matters set forth in the Working Capital Post-Closing Delivery.

                  (c) If the Shareholders' Representative delivers the Working Capital Dispute Notice to the Surviving Corporation during the Working Capital Dispute Period, the Shareholders' Representative and the Surviving Corporation shall, for a period of forty-five (45) days from the date the Working Capital Dispute Notice is delivered to the Surviving Corporation (such period, the "Working Capital Resolution Period"), use their respective best efforts to amicably resolve the items in dispute. Any items so resolved by the parties shall be deemed to be final and correct as so resolved and shall be binding upon each of the parties hereto.

                  (d) If the Shareholders' Representative and the Surviving Corporation are unable to resolve all of the items in dispute during the Working Capital Resolution Period, then Shareholders' Representative or the Surviving Corporation may refer the items remaining in dispute to the Independent Accountants. Such referral shall be made in writing to the Independent Accountants, copies of which shall concurrently be delivered to the non-referring party hereto. The referring party shall furnish the Independent Accountants, at the time of such referral, with the Working Capital Post-Closing Delivery and the Working Capital Dispute Notice. The parties shall also furnish the Independent Accountants with such other information and documents as the Independent Accountants may reasonably request in order for them to resolve the items in dispute. The parties hereto shall also, within ten (10) days of the date the items in dispute are referred to the Independent Accountants, provide the Independent Accountants with a written notice (a "Working Capital Position Statement") describing in reasonable detail their respective positions on the items in dispute (copies of which will concurrently be delivered to the other party hereto). If any party fails to timely deliver its Working Capital Position Statement to the Independent Accountants, the Independent Accountants shall resolve the items in dispute solely upon the basis of the information otherwise provided to them. The Independent Accountants shall resolve all disputed items in a written determination to be delivered to each of the parties hereto within forty-five (45) days after such matter is referred to them; provided, however, that any delay in delivering such determination shall not invalidate such determination or deprive the Independent Accountants of jurisdiction to resolve the items in dispute. The decision of the Independent Accountants as to the items in dispute shall be final and binding upon the parties hereto and shall not be subject to judicial review or arbitration. The fees and expenses of the Independent Accountants incurred in the resolution of any items in dispute shall be determined by the Independent Accountants and set forth in their report and shall be allocated and paid by the Shareholders, on one hand, and the Surviving Corporation, on the other hand, in inverse proportion to the extent they prevailed on the items in dispute.

                  (e) Within five (5) days following date on which the Aggregate Adjustment Amount is finally determined pursuant to this Agreement:

                  (i) if the Aggregate Adjustment Amount is a positive number, the Surviving Corporation shall pay each Shareholder, in immediately available funds to an account designated by such Shareholder in writing, an amount equal to the result obtained by multiplying (A) that Shareholder's Pro-Rata portion, by (B) the amount of the Aggregate Adjustment Amount; and

                  (ii) if the Aggregate Adjustment Amount is a negative number, each Shareholder shall pay the Surviving Corporation, in immediately available funds to an account designated by the Surviving Corporation in writing, an amount equal to the result obtained by multiplying (A) that Shareholder's Pro-Rata portion, by (B) the Aggregate Adjustment Amount; provided that any negative Aggregate Adjustment Amount shall be net of the aggregate amount of cash and cash equivalents of the Company as of July 31, 2005. For purposes of this calculation, Merger Sub agrees not to withdraw cash or cash equivalents from the Surviving Corporation until after July 31, 2005.

         Notwithstanding the forgoing, if the Escrow Agreement is in full force and effect as of the Closing Date, Voting Trustee's Pro-Rata portion of the Aggregate Adjustment Amount, as determined by this Section 2.4(e), shall be paid to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement.

         2.5 Closing of Transfer Records. After the close of business on the Closing Date, transfers of any of the Company's common shares outstanding prior to the Effective Time will not be made on the transfer books of the Surviving Corporation.

         2.6 Exchange of Certificates. Concurrently herewith, each Shareholder shall surrender all certificates representing the common shares of the Company held by such Shareholder (or if lost, an affidavit, indemnity and such other security as is reasonably required by Merger Sub and its counsel).

         2.7 Shareholders' Representative. Each Shareholder hereby irrevocably constitutes and appoints Mr. Trespalacios as his, her or its lawful attorney-in-fact, as the "Shareholders' Representative" under this Agreement, with the exclusive authority to act as such hereunder. In the event of the death, resignation or inability of Mr. Trespalacios to act as the Shareholders' Representative hereunder, George Vina will be the successor Shareholders' Representative with all powers of his predecessor. The Shareholders' Representative will have full power to act on each Shareholder's behalf according to the terms of this Agreement to give and receive notices on behalf of Shareholders and in general to do all things and to perform all acts on each Shareholder's behalf as may be contemplated by this Agreement, including the resolution of indemnification claims, all in the absolute discretion of the Shareholders' Representative. Shareholders shall be bound by all acts of the Shareholders' Representative taken in connection with this Agreement.

                                   ARTICLE III
                                   THE CLOSING

         3.1 Closing. The Closing shall take place, concurrently herewith, at the offices of Merger Sub's counsel, Sommer Barnard Attorneys, PC, in Indianapolis, Indiana, or by transmission of faxed or scanned copies of all documents necessary to effect the Closing of the transactions described in this Agreement (as well as wire transfer of all cash amounts due hereunder) followed, as soon as practicable, by overnight delivery of the original executed Closing documents.

         3.2 Closing Deliveries of Parent and Merger Sub. Concurrently herewith, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Parent and Merger Sub shall deliver to Shareholders:

                  (a) The immediately available funds as required by Section 2.2 above;

                  (b) The Standard Management Shares, as required by Section 2.2 above;

                  (c) A certificate of the Secretary or Assistant Secretary of Merger Sub, dated as of the Closing Date, certifying the resolutions duly adopted by the Board of Directors and shareholder of Merger Sub authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                  (d) A certificate, duly executed by the President or Vice President of Merger Sub, dated as of the Closing Date, certifying (i) that Merger Sub has performed and complied in all material respects with all of the terms, provisions and conditions of this Agreement to be performed and complied with by it prior to the Closing, and (ii) that Merger Sub's representations and warranties in this Agreement are true and correct in all material respects as of the Closing Date;

                  (e) A counterpart to a Grant Agreement, in the form attached hereto as Exhibit B, duly executed by Parent, entitling Morgan the option to purchase 40,000 shares of stock of Parent under the Plan at a price equal to the fair market value of such shares as of the Closing Date;

                  (f) A counterpart to a Grant Agreement, in the form attached hereto as Exhibit B, duly executed by Parent, entitling Buehler the option to purchase 25,000 shares of stock of Parent under the Plan at a price equal to the fair market value of such shares as of the Closing Date;

                  (g) Such other documents, instruments and agreements as the Shareholders or their counsel may reasonably request to consummate the transaction contemplated hereby, in form and substance reasonably acceptable to Shareholders and their counsel; and

                  (h) A counterpart to the Escrow Agreement duly executed by an authorized officer of Merger Sub.

         3.3 Closing Deliveries of Shareholders. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, each Shareholder shall deliver to Merger Sub the following:

                  (a) Certificates representing all of the common shares of the Company owned beneficially and of record by such Shareholder as of the Closing Date;

                  (b) A Release, duly executed by such Shareholder, in the form attached hereto as Exhibit C;

                  (c) A legal opinion of counsel to Shareholders, Mr. Trespalacios, and Ms. Trespalacios, dated as of the Closing Date, addressed to Parent and Merger Sub, and containing customary legal opinions, exceptions and qualifications;

                  (d) Copies of the Company's Charter, as amended to date, duly certified by the Tennessee Secretary of State dated no more than 10 days prior to the Closing Date;

                  (e) A Certificate of Existence for the Company from the Tennessee Secretary of State dated no more than 10 days prior to the Closing Date;

                  (f) A Certificate, duly executed by such Shareholder, dated as of the Closing Date, certifying that such Shareholder has performed and complied in all material respects with all of the terms, provisions and conditions of this Agreement to be performed and complied with by it prior to the Closing;

                  (g) The original minute books, stock ledgers and corporate seal (if any) of the Company;

                  (h) A Guaranty Release Agreement, duly executed by all appropriate parties (including, without limitation, all of the parties listed as guarantors to the below-described Guaranties), providing for release of (i) that certain Guaranty, dated January 1, 2003, guaranteeing the obligations of Drugcloud, LLC, a Florida limited liability company, under that certain Promissory Note dated October 15, 2003 in favor of Martin J. Bradley, III, and
(ii) that certain Guaranty, dated January 1, 2003, guaranteeing the obligations of Drugcloud, LLC, under that certain Promissory Note dated October 15, 2003 in favor of Martin J. Bradley, Jr.;

                  (i) Counterparts to the Employment Agreements, in the forms attached hereto as Exhibit D, signed respectively by Morgan and Buehler;

                  (j) A counterpart to a Non-Competition Agreement, in the form attached hereto as Exhibit E, signed by Mr. Trespalacios;

                  (k) Counterparts to the Grant Agreement, signed by Morgan and Buehler;

                  (l) A certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) the resolutions duly adopted by the Board of Directors and shareholders of the Company authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (ii) that such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing Date;

                  (m) Such other documents, instruments and agreements as Merger Sub or its counsel may reasonably request to consummate the transaction contemplated hereby, in form and substance reasonably acceptable to Merger Sub and its counsel; and

                  (n) Counterparts to the Escrow Agreement, duly executed by Voting Trustee and Ms. Trespalacios.

                                   ARTICLE IV
                  SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES

         Any exception or qualification set forth in any Schedule to this Agreement with respect to a particular representation or warranty contained in this Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties of the Shareholders contained in this Agreement to the extent that such exception or qualification is reasonably identified and it is readily apparent that such exception or qualification relates to such other representation or warranty. Nothing in any Schedule to this Agreement is intended to broaden the scope of any representation or warranty of the Shareholders contained in this Agreement.

         The Shareholders, jointly and severally, represent and warrant to Merger Sub as follows:

         4.1 Organization.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Schedule 4.1(a) contains a true, accurate and complete list of each jurisdiction in which the Company is qualified to do business as a foreign corporation. The Company is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) The Company has full power and authority to own or use its properties and assets and carry on its business activities as now conducted.
Schedule 4.1(b) lists the addresses of all locations at which the Company conducts its business.

                  (c) Complete and accurate copies of the Articles of Incorporation, by-laws, minute books and stock transfer books of the Company have been delivered to Merger Sub. The minute books of the Company fairly and accurately reflect all material actions of the Board of Directors and shareholders of the Company. The stock transfer books of the Company are correct, complete and current, and, to the extent applicable, all documentary and stock transfer tax stamps required in connection with the issuance and transfer of shares of the Company's stock have been duly paid, affixed or canceled.

         4.2 Authorization. The Company and each Shareholder has full power and authority to execute and deliver this Agreement and to perform his, her or its respective obligations hereunder. The Merger and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Company and each Shareholder.

         4.3 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by the Company and each Shareholder. This Agreement constitutes a valid and legally binding obligation of the Company each Shareholder, enforceable against the Company and each Shareholder in accordance with its terms.

         4.4 Noncontravention. The execution, delivery and performance of this Agreement by the Company and each Shareholder, the consummation by the Company and each Shareholder of the transactions contemplated hereby and the compliance by the Company and each Shareholder with or fulfillment by the Company and each Shareholder of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and shall not (a) materially conflict with or result in a material breach of any of the provisions of the constituent documents of the Company, (b) contravene any Law or Order which affects or binds the Company or any of its properties, (c) conflict with, contravene or constitute a default or breach of or under any Material Contract or Permit, or
(d) except as otherwise set forth in Schedule 4.4, require any Shareholder or the Company to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any governmental authority or other third party which has not been obtained in writing prior to the date of this Agreement.

         4.5 Capital Structure.

                  (a) The authorized capital stock of the Company consists of 10,000 shares of no par common stock of which 1,000 shares have been duly and validly issued, are fully-paid and non-assessable, and are owned, beneficially and of record, by the Shareholders as described on Schedule 4.5, free and clear of any and all Restrictions.

                  (b) Other than as described on Schedule 4.5, there are no issued and/or outstanding equity securities interests of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, and there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Company or any other Person is bound to issue, repurchase or otherwise acquire or retire any equity securities of the Company. Except as set forth on Schedule 4.5, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any equity securities of the Company.

                  (c) No equity or other securities of the Company (including the common shares described on Schedule 4.5), were issued in violation of any Law.

                  (d) The Company does not own, or have any right, option or obligation to acquire, any equity securities of any other Person.

         4.6 Financial Statements.

                  (a) Attached hereto as Schedule 4.6(a) are true, accurate and complete copies of the following: (i) the unaudited balance sheet of the Company as of December 31, 2004 and the related unaudited profit and loss statements for the fiscal year then ended, and (ii) the unaudited balance sheet of the Company as of June 30, 2005 ("Interim Balance Sheet") and the related unaudited profit and loss statements for each of January, February, March, April, May and June 2005 (items (i) and (ii), collectively, the "Financial Statements").

                  (b) Except as set forth on Schedule 4.6(b), the Financial Statements (i) fairly present in all material respects, the operating results, the financial condition, changes in shareholder's equity and cash flow of the Company on the dates and for the periods indicated, (ii) are correct and complete, (iii) are consistent with the books and records of the Company (which books and records are correct and complete), and (iv) were prepared in accordance with GAAP. No financial statements of any entity other than the Company are required by GAAP to be included in the Financial Statements. The Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (x) liabilities or obligations reflected or reserved against in the Interim Balance Sheet, which reserves are adequate, (y) immaterial liabilities or obligations incurred since the date of the Interim Balance Sheet in the ordinary course of business, and (z) liabilities or obligations set forth in Schedule 4.6(b).

                  (c) Since the date of the Interim Balance Sheet, (i) there has not been any material adverse change in the business, operations, assets, prospects, or condition of the Company, and to the knowledge of the Shareholders no event has occurred or circumstance exists that could reasonably be expected to result in such a change, (ii) the Company has operated only in the ordinary course, (iii) no party has accelerated, terminated, modified or cancelled any agreement, contract, lease or license to which the Company is a party or by which the Company is bound, and (iv) the Company has not experienced any material damage, destruction or loss (whether or not covered by insurance) to any of its material assets.

                  (d) All accounts receivable of the Company that are (or are required by GAAP to be) reflected on the Interim Balance Sheet or in the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent, as appropriate, valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Reserves for Accounts Receivable are reasonably anticipated to be adequate based on past experience and practices of the Business and have been calculated consistent with past practices. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any agreement with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

                  (e) All inventory of the Company, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet or in the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

                  (f) The aggregate amount owed with respect to the capital leases of the Company does not exceed $102,000.

         4.7 Title to and Sufficiency of Assets.

                  (a) Schedule 4.7(a) contains a complete and accurate list of all real property, leaseholds or other interests in real property owned by the Company. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by Section 4.7(b) below) all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected on Schedule 4.7(a) and in the Interim Balance Sheet (except for assets held under capitalized leases disclosed on Schedule 4.7(a) and personal property sold since the date of the Interim Balance Sheet in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance sheet in the ordinary course of business).

                  (b) Except as set forth in Schedule 4.7(b), all of the properties and assets listed on Schedule 4.7(a) or otherwise reflected in the Interim Balance Sheet are free and clear of any and all Liens and are not, in the case of real property, to Shareholders' knowledge, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature except, (i) liens for current taxes not yet due, (ii) minor imperfections of title, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (iii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

                  (c) The building, plants, structures, equipment and other assets of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         4.8 Tax Matters. Except as set forth in Schedule 4.8, (i) the Company has filed or caused to be filed all tax returns, and all reports with respect to taxes, required to have been filed by or with respect to the Company prior to the date hereof, (ii) all such tax returns or reports were true, accurate, correct and complete in all material respects, (iii) the Company is not currently the beneficiary of any extension of time within which to file any tax return or report, (iv) the Company has paid or caused to be paid all taxes, penalties and interest required to have been paid by the Company prior to the date hereof, (v)the Company has withheld, deducted, collected and paid all taxes required to have been withheld, deducted, collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party by the Company, (vi) the Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency, (vii), no claim has ever been made by a governmental authority in a jurisdiction where tax returns by the Company have not been filed that the Company is or may be subject to taxation by such jurisdiction, (viii) there are no Liens on any of the Company's assets or properties that arose in connection with any failure (or alleged failure) to pay any tax, (ix) no tax return of the Company has been audited or is currently under audit or examination, and (x) there is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to taxes (including any advance pricing agreement, closing agreement or other arrangement relating to taxes) that will require any payment by the Company. The Company is and has been at all times from its inception an S-corporation as defined in Section 1361 of the Code.

         4.9 Litigation; Claims. Except as set forth in Schedule 4.9, the Company is not (a) subject to any outstanding injunction, judgment, order, decree, ruling or charge or any governmental authority or arbitrator (collectively, an "Order"), nor (b) a party or, to the knowledge of the Shareholders, threatened to be made a party to any action, suit, proceeding, hearing, audit or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator or governmental agency or entity having regulatory authority over the Company. Except as set forth on Schedule 4.9, the Company has not been audited, examined or otherwise reviewed by any governmental agency or entity, or federal, state or local authorities during the current or past three
(3) fiscal years. No matter described in Schedule 4.9 could reasonably be expected to have a material adverse effect on the business, condition, operations or prospects of the Company.

         4.10 Legal Compliance.

                  (a) The Company has complied in all material respects with all applicable Laws, including all Medicare Laws, Environmental Laws and all Labor and Employment Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the knowledge of the Shareholders, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to constitute or result in a violation by the Company, or a failure on the part of the Company to comply with, any Law.

                  (b) Neither Shareholders nor any of their Affiliates has ordered, referred, or requested, directly or indirectly, any items or services from the Company that are subject or entitled to reimbursement in whole or in part by Medicare, Medicaid or any other state or federal government reimbursement program.

                  (c) Without limiting the generality of the foregoing, the Company is in material compliance with all conditions and standards for participation in the Medicare and Medicaid programs and certified as eligible for participation in Medicare and Medicaid programs. The Company is not operating any aspect of its business under or subject to a plan of correction or corporate integrity agreement with a governmental agency or entity. The Company is currently receiving and is entitled to continue to receive Medicare and Medicaid reimbursement payments.

                  (d) The Company has duly and timely filed all reports and other items required to be filed (the "Reports") with any reimbursement program or third party payor (including, without limitation, Medicare, Medicaid, medically indigent assistance, Blue Cross, Blue Shield, any health maintenance, preferred provider, independent practice or other healthcare providers or payors) (collectively, the "Payors") and has timely paid all amounts due to such Payors. Except as set forth in Schedule 4.10(d), (i) the Company has not requested an extension of time in which to file any of the Reports, (ii) the Company is not delinquent in the payment of any amount due to any Payors, (iii) there are no pending or, to the knowledge of the Shareholders, threatened audits, claims, assessments, adjustments, challenges or notices from any governmental agency or entity or Payors with regard to any of the Reports or any reimbursements or payments that the Company received from the government agency or entity or Payors, (iv) the Company has not executed any waivers or extension of the statute of limitations for the collection or assessment of any amount due under or in connection with any Report or to any government agency or entity or Payors, and (v) the Company is not liable for any amounts owed to any Payor or governmental agency or entity, nor subject to any contractual adjustments, fines or penalties.

                  (e) The Company has maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency, State Boards of Pharmacy, Social Security Administration, Health Care Financing Administration, the Center for Medicare and Medicaid Services, state regulatory agencies and the Medicare and Medicaid programs.

                  (f) Without limiting the generality of the foregoing, the Company has not given or received in violation of any Law any payments or any other remuneration, either directly or indirectly, overtly or covertly, in cash or in kind, in return for receiving or making referrals for the furnishing or arranging for the furnishing of any item or service, or in return for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item in violation of 42 U.S.C. 1320a 7a and 1320a 7b, commonly known as the "Anti Kickback Statute." In addition, the Company has not accepted any referral for the provision of any designated health service, or submitted a claim for payment to Medicare or Medicaid for the provision of such services, in violation of 42 U.S.C. 1395nn, commonly known as the "Stark Act" or "Stark II." With respect to any compliance concerns found to be substantiated, the Company has taken appropriate corrective action and made all appropriate reports to all applicable governmental agencies or entities, and each such corrective action and appropriate report is listed and disclosed in Schedule 4.10(f).

                  (g) Without limiting the generality of the foregoing to the extent applicable to the Company, the Company, in its ordinary business operation, has complied in all material respects and is currently in material compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and its implementing regulations and with the requirements of all applicable state regulations implementing Title V of the Gramm-Leach-Bliley Act ("GLB") that are applicable to the Company's relationship with any Business Associate (as such term is defined in HIPAA and/or GLB). To the extent that the Company has access to Protected Health Information (as such term is defined in HIPAA and/or GLB, "PHI"), and except as necessary to complete the transactions contemplated by this Agreement or for internal management and compliance purposes, the Company has not and shall not use or further disclose PHI other than as permitted or required by HIPAA or as required by Law. The Company has developed, documented, implemented, maintained, and used appropriate safeguards to prevent disclosure of PHI other than as provided for by this Agreement. These safeguards include proper training and discipline of workforce and restrictions on physical access. The safeguards will be designed to preserve the integrity and confidentiality of, and to prevent intentional or unintentional non-permitted or violating use of disclosure of PHI. The

Company has entered into appropriate Business Associate Agreements as required by HIPAA in which it agrees to ensure that any agent, including a subcontractor, to whom it provides PHI, received from, or created or received by the Company either directly or on behalf of any Business Associate, agrees to the same restrictions and conditions that apply through this Agreement to the Company with respect to such information.

         4.11 Environmental Laws and Regulations. Except as set forth on
Schedule 4.11:

                  (a) There are no Hazardous Materials present on the Company's owned, leased or used real estate or, to the knowledge of the Shareholders, any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such owned, leased or used real estate or such adjoining property, or incorporated into any structure therein or thereon, except in material compliance with Environmental Laws. The Company has not permitted or conducted any Hazardous Activity except in material compliance with applicable Environmental Laws.

                  (b) To the knowledge of the Shareholders, there has not been a release or threatened release of any Hazardous Materials at or from the Company's owned, leased or used real estate (nor by any Person for whose conduct it is or may be held responsible), except in material compliance with applicable Environmental Laws.

                  (c) There has been no release, or to the knowledge of the Shareholders any threatened release, of any Hazardous Materials at or from any site or facility for which the Company is or may be liable under any applicable Environmental Laws.

         4.12 Permits. Schedule 4.12 contains a complete and accurate list of each material consent, approval, ratification, waiver or other authorization, license (including import and export licenses), registration or permit issued, granted, given or otherwise made available by or under the authority of any governmental authority or pursuant to any Law that is held by the Company or that otherwise relates to its business, assets or operations (collectively, the "Permits"). Each Permit is valid and in full force and effect. The Company is, and at all times has been, in material compliance with all of the terms and requirements of each Permit. Except as set forth in Schedule 4.12, consummation of the transactions contemplated hereby (a) does not require the consent of any third party that has issued a Permit, (b) will not result in a breach of or default under any such Permit, and (c) will not otherwise cause any such Permit to cease to be legal, valid, binding and in full force and effect on identical terms following the Closing. The Permits listed in Schedule 4.12 collectively constitute all of the Permits necessary to permit the Company to lawfully conduct and operate its business and assets in the manner in which it currently conducts and operates its business and assets.

         4.13 Material Contracts. Schedule 4.13 lists all agreements (whether oral or written) to which the Company is a party or by which it is bound that are material to its business as currently conducted (collectively, the "Material Contracts"), including:

                  (a) each agreement that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of $10,000;

                  (b) each lease of personal property requiring payments (in the aggregate) in excess of $10,000 and each lease of real property;

                  (c) each agreement with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment and each employment or consulting agreement;

                  (d) each agreement (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other person or entity;

                  (e) each agreement containing covenants that in any way purport to restrict the Company's business activities or limit the freedom of the Company to engage in any line of business or to compete with any other person or entity;

                  (f) each agreement providing for payments to or by any third parties based on sales, purchases or profits;

                  (g) each power of attorney of the Company that is currently effective and outstanding;

                  (h) each agreement that contains or provides for an express undertaking by the Company to indemnify or hold harmless a third party or to be responsible for consequential damages;

                  (i) each agreement for capital expenditures in excess of $10,000;

                  (j) each agreement not denominated in U.S. dollars;

                  (k) each agreement relating to any of the Intellectual
Property;

                  (l) each agreement with Medicare, Medicaid, any similar governmental agency or entity, and any and all payors; and

                  (m) each agreement with any Affiliate of the Company.

Except as set forth in Schedule 4.13, with respect to each Material Contract,
(w) the agreement is legal, valid, binding, enforceable and in full force and effect, (x) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except to the extent that a consent to assignment is required, but not obtained, (y) the Company and each other party thereto is, and at all times has been, in material compliance with all applicable terms and requirements of such agreement, and (z) no party thereto has repudiated any material provision of the agreement.

Each Material Contract that is a Medicare or Medicaid provider/billing agreements is not subject to any revocation or termination action by any governmental agency or entity.

         4.14 Labor and Employment Matters. Schedule 4.14 contains a complete and accurate list of the following information for each employee of the Company, including each employee on leave of absence or layoff status: name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2004; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Benefit Plan. Except as set forth in Schedule 4.14 hereto, (a) the Company is, and has never been, a party to any collective bargaining agreement or other labor contract; (b) there has not been, there is not presently pending or existing, and to the knowledge of the Shareholders there is not threatened, any strike, slowdown, picketing, work stoppage, lock out, or employee grievance process involving the Company; (c) to the knowledge of the Shareholders, no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute involving the Company, (d) there is no pending or, to the knowledge of the Shareholders threatened, against or affecting the Company any charge or complaint filed with any governmental authority, (e) no application or petition for an election of or for certification of a collective bargaining agent is pending with respect to the Company, (f) there is no grievance or arbitration proceeding against the Company by any employee of the Company, and (g) there is no lockout of any employees by the Company. All current employees of the Company who provide services for the business of the Company maintain all necessary certifications, professional qualifications and experience for the their respective positions and job responsibilities. Except as otherwise set forth in Schedule 4.14, the Company's current employees, officers and directors have not been charged with, convicted of or pled guilty to crimes of theft or dishonesty, financial misconduct, or offenses related to the delivery of health care; nor have any of the Company's current officers, directors, or employees been excluded from participation in Medicare, Medicaid or any other state or federal government reimbursement program.

         4.15 Employee Benefits. Schedule 4.15 sets forth a true and correct listing of each profit sharing plan, bonus plan, incentive compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, employee insurance plan, severance plan, disability plan, health care plan, sick leave plan and death benefit plan of the Company or any other plan or program which provides retirement income, fringe benefits, welfare benefits, or other benefits to employees or former employees of the Company and each Pension Plan and Multiemployer Plan of the Company (collectively, the "Benefit Plans"). Except as set forth in Schedule 4.15 hereto, neither the Company, nor any ERISA Affiliate of the Company, has contributed to or accrued an obligation to contribute to a Pension Plan or a Multiemployer Plan. Neither the Company nor any ERISA Affiliate of the Company has incurred any withdrawal liability to any Multiemployer Plan. The Company and each ERISA Affiliate of the Company has complied in all material respects with their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan. Each Benefit Plan designated in Schedule 4.15 hereto as being qualified under Section 401(a) of the Code is properly qualified and, except as set forth in Schedule 4.15 hereto, nothing has occurred in the operation of the plan or the adoption or amendment of the plan documents for which the plan could be disregarded.

         4.16 Intellectual Property. Schedule 4.16 lists all of the Company's owned and/or licensed (a) registered and unregistered copyrights in both published works and unpublished works (whether United States or foreign), (b) legal names, assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (whether United States or foreign), and (c) patents, patent applications and inventions and discoveries that may or may not be patentable (whether United States or foreign) (collectively, the "Intellectual Property"). The Intellectual Property, collectively, constitutes all of the intellectual property necessary for the Company to operate its business as currently conducted or anticipated to be conducted. All of the registered Intellectual Property is registered in the Company's name, is in compliance with formal legal requirements and is valid and enforceable. None of the registered Intellectual Property has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the knowledge of the Shareholders, there is no intellectual property of any Person that potentially interferes with or infringes any of the Intellectual Property. None of the Intellectual Property or any of the products manufactured or sold by the Company, nor any equipment, process or know-how used by the Company infringes or to the knowledge of the Shareholders is alleged to infringe any intellectual property right of any other Person.

         4.17 Affiliate Transactions. Neither the Company, any Shareholder nor any of their Affiliates owns or has owned, of record or as a beneficial owner, an equity interest or any other financial or profits interest in any Person that has (a) had business dealings with the Company other than business dealings or transactions disclosed in Schedule 4.17, each of which has been conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with the Company.

         4.18 Broker's Fees. Except as set forth in Schedule 4.18, neither the Company nor Shareholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         4.19 Warranty. Schedule 4.19 hereto contains a correct and complete copy of the standard written warranty and return policy of the Company. Except as set forth on Schedule 4.19 hereto, the Company has not granted to any customer, whether in writing or otherwise, any other warranty for products sold by the Company. Except as set forth in Schedule 4.19 hereto, there have been no warranty or product liability claims asserted, or to the knowledge of the Shareholders threatened to be asserted, against the Company.

         4.20 Disclosure. No representation or warranty or other statement made by Shareholders in this Agreement, the Schedules, the certificates to be delivered pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby contains or will contain any material untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not materially misleading.

         4.21 Knowledge. For purposes of this Agreement, the term "knowledge of the Shareholders," "knowledge" or words of similar import shall be deemed to include the knowledge of the current officers and directors of the Company.

                                    ARTICLE V
            PARENT'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES

         Parent and Merger Sub, jointly and severally, represent and warrant to the Shareholders:

         5.1 Organization. Parent is a corporation duly organized and validly existing under the laws of the State of Indiana. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Each of Parent and Merger Sub has full corporate power and authority to own or use its properties and assets and carry on its business activities as now conducted.

         5.2 Authorization. Parent and Merger Sub each have full corporate power and authority to (a) execute and deliver this Agreement and to perform its obligations hereunder, and (b) own and operate its assets, properties and business and carry on its business as presently conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub.

         5.3 Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub. This Agreement constitutes a valid and legally binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         5.4 Noncontravention. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and shall not (a) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or the Bylaws of either Parent or Merger Sub, (b) contravene any Law or Order which affects or binds Parent or Merger Sub or any of their respective properties, or (c) require either Parent or Merger Sub to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any governmental authority or other third party which has not been obtained in writing prior to the date of this Agreement.

         5.5 Broker's Fees. Neither Parent nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         5.6 Standard Management Shares. The Standard Management Shares to be issued by Parent hereunder shall, when issued, be duly authorized, validly issued and outstanding, fully paid and nonassessable and will be issued in material compliance with all applicable laws of the United States and the State of Indiana then in effect. The number of outstanding shares of Standard Management Shares is listed in Parent's filings with the United States Securities and Exchange Commission.

         5.7 Reports to Shareholders: Adverse Changes. Parent has previously delivered or made available to Shareholders true, accurate and complete copies of the following documents, including the exhibits and schedules thereto and makes the following representations and warranties with respect thereto;

                  (i) Annual Report on Form 10-K for the year ended December 31, 2004, which contains the audited consolidated balance sheets of Parent as of such year end, and audited consolidated statements of operations, cash flows and shareholders' equity for the year then ended certified by the accountants of Parent;

                  (ii) Quarterly Report on Form 10-Q for the three months ended March 31, 2005, as filed with the SEC, which contains unaudited consolidated balance sheets of Parent as of March 31, 2005, and unaudited consolidated statements of operations and cash flows for the fiscal quarter ended March 31, 2005;

                  (iii) Proxy statement in definitive form for its 2004 annual meeting of stockholders as filed with the SEC.

Parent has timely filed all reports and other documents required to be filed by it under the 1933 Act, the 1934 Act, and any applicable state securities or corporation statutes and regulations. The documents provided pursuant to this Section did not contain at the time of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the above-referenced documents were prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved and fairly present, in all material respects, the financial conditions of Parent, as of the dates indicated and the results of its operation for the periods then ended in accordance with generally accepted accounting principles. Except as set forth in the Company's filings under the 1934 Act, since March 31, 2005, there has not been a material adverse change in the condition (financial or otherwise), assets, liabilities, obligations, business or operations or Parent.

         5.8 Consents. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each of the other documents and instruments required hereby and the consummation of the transactions contemplated hereby and thereby do not and will not require Parent or Merger Sub to obtain or make any authorization, consent, approval, permit, filing, registration or exemption or other action by or notice to any court or administrative or governmental body, except for (a) the filing of a Form 8-K with the SEC; (b) Merger Sub's obtaining all licenses, permits and approvals necessary to own and operate the Company's Business; (c) Parent's and Merger Sub's compliance with the terms of its debt obligations; (d) Parent's Federal and State Securities Law filings in connection with the issuance of Standard Management Shares to the Shareholders; and (e) certain post-Closing notifications to Governmental Authorities and other regulatory bodies regarding the licenses, permits and authorizations required to conduct the Business.

         5.9 Legal Proceedings. Schedule 5.9 lists all actions, suits, litigation, proceedings or investigations pending or, to Parent's or Merger Sub's knowledge, threatened against Parent or Merger Sub, none of which could materially adversely affect Parent's or Merger Sub's ability to perform their respective obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by Shareholders. Subject to Section 6.3, Voting Trustee (and/or Ms. Trespalacios), Morgan and Buehler, severally in accordance with their Pro-Rata ownership of the common shares of the Company (which, in the case of Ms. Trespalacios, shall be deemed to be Voting Trustee's Pro-Rata ownership), shall indemnify Parent, Merger Sub and the Surviving Corporation from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including, without limitation, reasonable professional fees and costs of investigation, litigation, settlement and judgment and interest) (collectively, "Losses") that may be suffered or incurred by Parent, Merger Sub and/or the Surviving Corporation from or by reason of (a) any inaccuracy of a representation or warranty made by Shareholders in this Agreement, the Schedules or any other certificate or document delivered by Shareholders pursuant to this Agreement, (b) any material breach of any covenant or agreement made by Shareholders in this Agreement, the Schedules or any other certificate or document delivered by Shareholders pursuant to this Agreement, (c) any matter described on Exhibit F hereto, and
(d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either any Shareholder or the Company (or any Person acting on their behalf) in connection with the transactions contemplated hereby. Voting Trustee, Mr. Trespalacios, and Ms. Trespalacios, jointly and severally, shall indemnify Parent, Merger Sub and the Surviving Corporation from, against and in respect of any and all Losses that may be suffered or incurred by Parent, Merger Sub and/or the Surviving Corporation from or by reason of the matters set forth in Exhibit G.

         6.2 Indemnification by Merger Sub. Parent, Merger Sub and the Surviving Corporation shall indemnify Shareholders (and each of them) against any and all Losses that may be suffered or incurred by Shareholders from or by reason of (a) any inaccuracy of a representation or warranty made by Parent or Merger Sub in this Agreement, or any other certificate or document delivered by Parent or Merger Sub pursuant to this Agreement, (b) any material breach of any covenant or agreement made by Parent or Merger Sub in this Agreement, or any other certificate or document delivered by Parent or Merger Sub pursuant to this Agreement, and (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Parent or Merger Sub (or any Person acting on its behalf) in connection with the transactions contemplated hereby.

         6.3 Limitations on Indemnity.

                  (a) Shareholders, Ms. Trespalacios, and Mr. Trespalacios shall not have any liability or obligation to Merger Sub or the Surviving Corporation whatsoever, and no claim shall be asserted against Shareholders, for indemnification under Section 6.1(a) unless and until the aggregate amount of Losses incurred by Merger Sub and/or the Surviving Corporation as a result thereof exceeds $35,000, and then only to the extent the aggregate amount of such Losses exceeds $35,000 and is less than $1,250,000; provided, however, that the limitations set forth above in this Section 6.3(a) shall not apply to (i) any breach or inaccuracy of Shareholders' representations or warranties of which any Shareholder had knowledge at any time prior to or on the date hereof, or
(ii) claims for the breach or inaccuracy of the representations and warranties set forth in Sections 4.1(a) (Organization), 4.2 (Authorization), 4.3 (Validity; Binding Effect), 4.5(a) (Title to Shares), 4.6(d), (Accounts Receivable), 4.6(e) (Inventory), 4.6(f) (Capital Leases) and 4.18 (Broker's Fees), (the matters described in clauses (i) and (ii) above, collectively, "Carve-Out Claims"). For the avoidance of doubt, the limitations set forth above in this Section 6.3(a) shall not apply to claims for indemnification arising under (x) Sections 6.1(b) through (d), or (y) the second sentence of Section 6.1.

                  (b) All representations and warranties in this Agreement, the Schedules and the certificates and other documents delivered pursuant hereto shall survive the Closing and be enforceable against the party making the same for a period of eighteen (18) months from the Closing Date at which time they shall expire and be of no further force or effect; provided, however, that (i) Carve-Out Claims shall survive indefinitely, and (ii) the representations and warranties set forth in Sections 4.8 (Taxes), 4.11 (Environmental) and 4.15 (Employee Benefits) shall survive for the period of the statute of limitations applicable to such representations and warranties. Any claim for indemnification with respect to any such matter which is not asserted by a notice given as herein provided within such period of survival may not be pursued and shall be thereafter forever barred.

         6.4 Third-Party Claims.

                  (a) Promptly after receipt by a party hereto entitled to indemnity under Section 6.1, or Section 6.2 (an "Indemnified Person") of notice of the assertion of a claim for which such party hereto is entitled to indemnity hereunder against it by a third party (a "Third-Party Claim"), such Indemnified Person shall give notice to the party hereto obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

                  (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 6.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes, to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article

VI for any fees or costs of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim. If the Indemnifying Person assumes the defense of a Third-Party Claim no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any party; and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within fifteen (15) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election as set forth above, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person, and shall be liable to the Indemnified Person for any costs and expenses incurred in the defense of such claim.

                  (c) Notwithstanding the foregoing, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably conditioned, withheld or delayed).

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

         7.1 General. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VI above).

         7.2 Noncompetition and Nonsolicitation.

                  (a) Noncompetition. For a period of two (2) years after the Closing Date, Voting Trustee and Ms. Trespalacios and her Affiliates shall not, anywhere in the areas described in Exhibit H, directly or indirectly, invest in, own, or operate any Person engaged in any business that is directly competitive with the business of the Company as currently conducted (a "Competing Business"); provided, however, that Voting Trustee and Ms. Trespalacios and their Affiliates, in the aggregate, may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any entity if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the 1934 Act.

                  (b) Nonsolicitation. For a period of two (2) years after the Closing Date, Voting Trustee and Ms. Trespalacios and their Affiliates shall not, directly or indirectly (i) solicit the business of any Person who is as of the Closing a customer of the Company, or (ii) cause induce any customer or supplier of the Company on or prior to the Closing Date to cease doing business with the Surviving Corporation after the Closing Date.

                  (c) Without limiting the right of the Surviving Corporation to pursue all other legal and equitable rights available to it for any violation of
Section 7.2(a) or (b) above, and to recover its legal fees and expenses, the parties agree that monetary damages cannot fully compensate the Surviving Corporation for such a violation and that the Surviving Corporation shall be entitled to a temporary restraining order and any further injunctive relief to prevent any violation, threatened violation or continuing violation thereof and that no bond or other security shall be required in connection therewith. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce Section 7.2(a) or (b) above, any term, restriction, covenant or promise set forth therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the minimum extent necessary to make it enforceable by such court or agency.

         7.3 Piggy-back Registration Rights.

                  (a) If (but without any obligation to do so) Parent proposes to register (including for this purpose a registration effected by Parent for shareholders other than a Shareholder) any of its common stock or other equity securities under the 1933 Act in connection with the public offering of such securities (other than a registration on a form inappropriate for an underwritten public offering or relating solely to the issuance of securities in a merger, acquisition of the stock or assets of another entity or in a similar transaction), Parent shall, in each such case, promptly give each Shareholder written notice of such registration. Upon the written request of any Shareholder given within twenty (20) days after mailing of such notice by Parent in accordance with Section 8.2, Parent shall cause to be included among the securities which it then registers all Registrable Shares that each such Shareholder has requested to be registered.

                  (b) The obligations of Parent under this Section 7.3 to effect any such registration of Registrable Shares is subject to the following qualifications:

                           (i) that if, in connection with any underwritten offering pursuant to this Section 7.3, the managing underwriter shall impose a limitation on the number or kind of securities which may be included in any such registration for sale by any Person other than Parent because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, then Parent shall be obligated to include in such registration statement, or qualify under such prospectus, as the case may be, only such limited portion of the Registrable Shares (which may be none) as is determined in good faith by such managing underwriter, provided that if any securities are being offered for the account of any Person other than Parent and the holders of the Registrable Shares, the reduction in the number of Registrable Shares included in such registration shall not represent a greater percentage of the amount of Registrable Shares originally requested to be registered and sold in such registration than the lowest such percentage reduction imposed upon any other Person; and

                           (ii) to the extent Parent is prohibited pursuant to the terms of any of the registration rights agreements listed on
         Exhibit I, or in connection with the financing obtained for the consummation of the transactions contemplated hereby, from including any Registrable Shares in a registration statement filed pursuant to one or more of such agreements, Parent shall only be obligated to include in such registration statement such of the Registrable Shares as may be permitted under such agreements.

                  (c) Whenever required under this Article to effect the registration of any Registrable Shares, Parent shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the Shareholder, keep such registration statement effective for up to one hundred twenty (120) days.

                           (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                           (iii) Furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares included in the registration statement.

                           (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form with the managing underwriter of such offering. Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (vi) Notify Shareholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                            (vii) In the case of an underwritten public offering, furnish to each Shareholder whose Registrable Securities are included in the registration statement, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to the managing underwriters.

                   (d) It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 7.3 with respect to the Registrable Shares that a Shareholder shall furnish to Parent such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Shares.

                   (e) Parent shall pay all expenses incurred in connection with any registration of Parent with respect to the registrations pursuant to this
Section 7.3 for a Shareholder, including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or allocable thereto and the fees and disbursements of one counsel for the selling Shareholder selected by them, but excluding underwriting discounts and commissions relating to Registrable Shares.

                   (f) Shareholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.3.

                   (g) In the event any Registrable Shares are included in a registration statement under this Section 7.3:

                           (i) Parent will indemnify, defend and hold harmless each holder of Registrable Shares included in any registration contemplated by this Section 7.3 and each underwriter of such securities, and each Person, if any, who controls each such holder and underwriter within the meaning of applicable securities laws, and their respective directors, officers, employees, agents, advisors and Affiliates (each, a "Section 7.3 Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of the 1933 Act or other applicable securities laws in connection with any such registration, and will reimburse each such
         Section 7.3 Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that Parent will not be liable in any such case to any such Section 7.3 Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to Parent by an instrument duly executed by such
         Section 7.3 Indemnified Person and stated to be specifically for use therein. Each holder of Registrable Shares will, if securities held by such holder are included in a registration effected pursuant to this
         Section 7.3, indemnify, defend and hold harmless Parent, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls Parent within the meaning of applicable securities laws, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the aggregate liability of any such holder under this Section 7.3 (and otherwise in connection with indemnification and/or contribution obligations) shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of securities in such registration.

                           (ii) Each party entitled to indemnification under this Section 7.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that (A) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.3, except to the extent of any claim, loss, damage, liability or expense caused solely by such failure, (B) counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), (C) the Indemnified Party may participate in such defense at such party's expense and (D) the Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party if, in the reasonable opinion of counsel to the Indemnified Party, there shall exist any conflict of interest (or potential conflict of interest) between the Indemnified Party and the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                           (iii) If the indemnification provided for in this
         Section 7.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, or of the Indemnified Party, on the other hand, in connection with such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material face relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         7.4 Reports Under Securities Exchange Act of 1934. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3, Parent agrees to:

                  (a) file with the SEC in a timely manner all reports and other documents required of Parent under the 1934 Act; and

                  (b) furnish to each of the Shareholders, so long as such Shareholder owns any Standard Management Shares forthwith upon request, (i) a written statement by the Parent as to its compliance with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed by Parent, and (iii) such other information as may be reasonably requested in availing Shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         7.5 Sales of Standard Management Shares.

                  (a) In the event a Shareholder desires to sell a portion of the Standard Management Shares issued to such Shareholder pursuant to this Agreement in order to meet his, her or its income tax obligations as a result of such issuance, such Shareholder shall provide Parent with notice of his, her or its desire to sell such shares on or after January 1, 2006, but on or before February 1, 2006. Parent shall, at its option and prior to April 1, 2006, either provide a shelf registration for or shall purchase that number of Standard Management Shares from such Shareholder equal to the product of (i) the federal and state income tax liability of such Shareholder for the Standard Management Shares issued to such Shareholder (determined by utilizing a 15% federal tax rate and the combined state and local income tax rate, if any), divided by (ii) the Per Share Value; provided, however, in the event the proceeds from the sale of any Standard Management Shares sold pursuant to this Section 7.5 are less than the Per Share Value, Parent will either purchase or provide a shelf registration for an additional amount of Standard Management Shares so as to enable such Shareholder to realize a sufficient amount of cash to satisfy his, her or its income tax obligations with respect to the receipt of Standard Management Shares.

                  (b) In the event that the average closing price for a Standard Management Share during the ten-day trading period commencing on the first day after the second anniversary of the Closing ("Average Price") is less than the Minimum Share Value, within thirty (30) days of the expiration of such ten-day period, Parent shall, at its sole option and discretion, provide to each Shareholder additional cash or Standard Management Shares (subject to any and all applicable shareholder approval requirements) having an aggregate value equal to the difference between (i)(A) the number of Standard Management Shares originally received by such Shareholder at the Closing, multiplied by (B) the difference between the Minimum Share Value and the Average Price, and (ii) the aggregate amount of any proceeds in excess of the Minimum Share Value realized from such Shareholder's previous sale of any such Standard Management Shares pursuant to Section 7.5(a) above. In the event Parent exercises its option set forth in this Section 7.5(b) to issue additional Standard Management Shares, Parent shall provide a shelf registration for such shares as soon as commercially possible (but no later than 60 days) after Parent makes such election to issue the additional Standard Management Shares.

         7.6 Indebtedness; Affiliate Payables; Cash. Prior to or simultaneous with the Closing, the Company shall have (a) satisfied in full all Indebtedness and shall have provided Merger Sub with reasonably satisfactory evidence of the same, (b) satisfied in full all payables owed to any Affiliate of the Company, and shall have provided Merger Sub with reasonably satisfactory evidence of the same, and (c) collected all receivables owed to the Company by an Affiliate of the Company. The Shareholders acknowledge and agree that (x) Merger Sub shall be entitled to all cash and cash equivalents of the Company as of the Closing Date, and (y) such cash and cash equivalents shall not be distributed to the Shareholders, but shall remain an asset of the Surviving Corporation after the Closing.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto, except that Merger Sub may, without the prior written consent of Shareholders or the Company (a) collaterally assign its rights hereunder to any financial institution or other lender in connection with the financing of the transactions contemplated hereby, (b) assign its rights and/or obligations hereunder (in whole or in part) to one or more subsidiaries or other affiliated entities, and/or (c) after the Closing, assign to any person or entity who acquires the Surviving Corporation or its business (regardless of the form of such acquisition) any of its rights under this Agreement.

         8.2 Notices. All notices, requests, consents and other communications hereunder (each, a "Notice") shall be in writing and shall be deemed to have been given (a) if mailed, two (2) business days after such Notice is sent, when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent (the "Notice Party"), (b) if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party, or (c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two (2) business days after the transmission of such Notice by facsimile to the

Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:

If to Parent or Merger Sub/         Standard Management Corporation
the Surviving Corporation:          10689 N. Pennsylvania Street
                                    Indianapolis, IN  46280-1087
                                    Facsimile No.: 317-574-6227
                                    Attention: Stephen M. Coons, Ex. VP

                                    with a copy to:

                                    Sommer Barnard Attorneys, PC
                                    One Indiana Square, Suite 3500
                                    Indianapolis, IN 46204
                                    Facsimile No.: 317-713-3699
                                    Attention: Robert J. Hicks

If to Voting Trustee,
Shareholders Representative,
or Mr. Trespalacios:                Jose A. Trespalacios
                                    4037 Orange Street
                                    Coconut Grove, FL 33133
                                    Facsimile No.: 305-663-4474

                                    with copies to:

                                    McLuskey & McDonald, P.A.
                                    The Barrister Building
                                    8821 S.W. 69th Court
                                    Miami, Florida 33156
                                    Facsimile No.: 305-662-6164
                                    Attention: John E. Hughes, III, Esq.

                                    Karp & Genauer, P.A.
                                    2 Alhambra Plaza, Suite 1202
                                    Coral Gables, FL  33134
                                    Facsimile No.:  (305) 461-3545
                                    Attention:  Martin J. Genauer, Esq.

If to Ms. Trespalacios:             Krista K. Trespalacios
                                    12600 S.W. 68th Court
                                    Pinecrest, FL 33156

                                    with copies to:

                                    Karp & Genauer, P.A.
                                    2 Alhambra Plaza, Suite 1202
                                    Coral Gables, FL  33134
                                    Facsimile No.:  (305) 461-3545
                                    Attention:  Martin J. Genauer, Esq.

                                    McLuskey & McDonald, P.A.
                                    The Barrister Building
                                    8821 S.W. 69th Court
                                    Miami, Florida 33156
                                    Facsimile No.: 305-662-6164
                                    Attention: John E. Hughes, III, Esq.

If to Morgan:                       Teresa Morgan
                                    1713 Bonner Avenue
                                    Nashville, TN 37215

                                    with a copies to:

                                    Karp & Genauer, P.A.
                                    2 Alhambra Plaza, Suite 1202
                                    Coral Gables, FL  33134
                                    Facsimile No.:  (305) 461-3545
                                    Attention:  Martin J. Genauer, Esq.

                                    Boult Cummings Conners Berry, PLC
                                    1600 Division #700
                                    Nashville, TN 37203
                                    Facsimile No.: (615) 252-6311
                                    Attention:  Russell B. Morgan

If to Buehler:                      Robert R. Buehler
                                    2238 Tanglewood Trail
                                    Murfreesboro, TN 37130

with a copy to:                     Karp & Genauer, P.A.
                                    2 Alhambra Plaza, Suite 1202
                                    Coral Gables, FL  33134
                                    Facsimile No.: (305) 461-3545
                                    Attention:  Martin J. Genauer, Esq.

Either party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 8.2, to the other party of such change.

         8.3 Expenses; Attorneys' Fees.

                  (a) Each party hereto will pay all costs, fees and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its respective counsel and accountants; provided, however, that all such costs, fees and expenses of the Company (including, without limitation, the Pre-Closing Company Transaction Expenses to the extent applicable) shall be paid by Shareholders at or prior to the Closing.

                  (b) In any litigation between the parties regarding this Agreement, the losing party shall pay to the prevailing party all reasonable expenses and court costs, including, without limitation, reasonable attorneys' fees and costs, incurred by the prevailing party. A party shall be considered the prevailing party if (i) it initiated the litigation and obtains substantially all of the relief or remedy it sought, either through a judgment or the losing party's voluntary action, (ii) the other party withdraws its action without substantially obtaining the relief or remedy it sought, or (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief or remedy sought by the initiating party.

         8.4 Governing Law; Forum.

                  (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana, without regard to such jurisdiction's conflict of laws principles.

                  (b) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, shall be brought in the courts of the State of Indiana, or, if it has or can acquire jurisdiction, any United States District Court sitting in Marion County, Indiana, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such matter, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the matter shall be heard and determined only in any such court and agrees not to bring any such matter arising out of or relating to this Agreement in any other court. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any matter referred to in this paragraph may be served on any party anywhere in the world.

         8.5 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         8.6 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each party shall have executed one counterpart and delivered it to the other party hereto. A signature affixed to a counterpart of this Agreement and delivered by facsimile by any Person is intended to be its, his or her signature and shall be valid, binding and enforceable against the party on whose behalf it has been affixed.

         8.7 Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties. The parties, only by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.


Precision Health Care Acquisition Corporation


By: /s/ Ronald D. Hunter                           /s/ Krista K. Trespalacios
    -----------------------------------------      -----------------------------
    Ronald D. Hunter, Chairman of the              Krista K. Trespalacios
    Board, President, Chief Executive Officer

                                                   /s/ Teresa Fox-Morgan
                                                   -----------------------------
                                                   Teresa Fox-Morgan

Precision Healthcare, Inc.


By: /s/ Jose A. Trespalacios                       /s/ Robert R. Buehler
    -----------------------------------------      -----------------------------
    Jose A. Trespalacios, President                Robert R. Buehler



Standard Management Corporation                    /s/ Jose A. Trespalacios
                                                   -----------------------------
                                                   Jose A. Trespalacios, solely
                                                   in his capacity as Voting
                                                   Trustee (and not in his
                                                   individual capacity) under
                                                   Voting Trust Agreement dated
                                                   as of March 1, 2005
By: /s/ Ronald D. Hunter
    -----------------------------------------
    Ronald D. Hunter, Chairman of the
    Board, President, Chief Executive Officer      BY SIGNATURE BELOW, JOSE A.
                                                   TRESPALACIOS, INDIVIDUALLY,
                                                   HEREBY AGREES ONLY AS TO THE
                                                   TERMS AND CONDITIONS
                                                   APPLICABLE TO HIM SET FORTH
                                                   IN ARTICLES VI AND VIII OF
                                                   THIS AGREEMENT.

                                                   /s/ Jose A. Trespalacios
                                                   -----------------------------
                                                   Jose A. Trespalacios,
                                                     individually

                                    EXHIBIT A

                                ESCROW AGREEMENT

See attached.

                                    EXHIBIT B

                                GRANT AGREEMENTS

See attached.

                                    EXHIBIT C

                                 FORM OF RELEASE

See attached.

                                    EXHIBIT D

                          FORM OF EMPLOYMENT AGREEMENTS

See attached.

                                    EXHIBIT E

                        FORM OF NON-COMPETITION AGREEMENT

See attached.

                                    EXHIBIT F

                            SPECIAL INDEMNITY MATTERS


     Adoption, amendment, operation or termination of any Benefit Plan, Pension Plan or Multiemployer Plan prior to Closing.

                                    EXHIBIT G

                             OTHER INDEMNITY MATTERS

Indictment No. CR 405-59, filed in the U.S. District Court for the Southern District of Georgia, Savannah Division, on March 22, 2005, naming Mr. Trespalacios, among others.

                                    EXHIBIT H

                            NON-COMPETITION TERRITORY

Tennessee
Kentucky
Ohio

                                    EXHIBIT I

                         REGISTRATION RIGHTS AGREEMENTS

Parent has granted certain registration rights pursuant to:

1. Indenture, dated February 25, 2004, governing the 7% Convertible Notes in favor of Deutsch Bank Trust Company, in a principal amount of $3,300,000, convertible into shares of common stock;

2. Indenture, dated November 30, 2004, governing the 6% Convertible Notes in favor of U.S. Bank National Association, in a principal amount of $2,750,000, convertible into shares of common stock;

3. Registration Rights Agreement dated March 21, 2005 between the Company and Laurus Master Fund, Ltd. (the "Laurus Agreement");

4. Source Capital Group, Inc. received warrants with 5 3/4% warrant coverage on the transaction contemplated by the Laurus Agreement with piggyback registration rights; and

5. Engagement letter with Westminster Securities Corporation ("Westminster"), pursuant to which Westminster is entitled to receive warrants equal to 9% warrant coverage on the transaction contemplated by the Laurus Agreement, which warrants shall contain piggyback registration rights. However, Westminster and the Company have reached an oral agreement whereby Westminster received 50,000 warrants in connection with such transaction and 125,000 for certain capital market services unrelated to such transaction.